Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                       For the Month of September 1999
                     Distribution Date of October 15, 1999
                           Servicer Certificate #17

Original Pool Amount                                      $500,864,370.04

Beginning Pool Balance                                    $279,636,388.77
Beginning Pool Factor                                         0.558307609

Principal and Interest Collections:
     Principal Collected                                    $9,567,146.04
     Interest Collected                                     $2,192,134.08

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,010,509.68
Total Additional Deposits                                   $1,010,509.68

Repos / Chargeoffs                                            $416,686.00
Aggregate Number of Notes Charged Off                                 107

Total Available Funds                                      $12,769,789.80

Ending Pool Balance                                       $269,652,556.73
Ending Pool Factor                                              0.5383744

Servicing Fee                                                 $233,030.32

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $15,913,517.21
     Target Percentage                                               5.25%
     Target Balance                                        $14,156,759.23
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,756,757.98)
     Ending Balance                                        $14,156,759.23

Current Weighted Average APR:                                       9.357%
Current Weighted Average Remaining Term (months):                   36.16
Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,681,436.63      1,467
                                31 - 60 days            $393,267.89        349
                                60+  days               $161,122.67         86

     Total:                                           $2,235,827.19      1,488

     Balances:                  60+  days             $2,968,199.24         86

Memo Item - Reserve Account
     Prior Month                                     $14,680,910.41
+    Invest. Income                                      $65,184.47
+    Excess Serv.                                     $1,167,422.33
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $15,913,517.21

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of September 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $279,636,388.77
Ending Pool Balance                            $269,652,556.73

Collected Principal                              $9,567,146.04
Collected Interest                               $2,192,134.08
Charge - Offs                                      $416,686.00
Liquidation Proceeds / Recoveries                $1,010,509.68
Servicing                                          $233,030.32
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $12,536,759.48

Beginning Balance                              $279,636,388.77     $269,848,998.07      $9,787,390.70

Interest Due                                     $1,385,505.11       $1,335,752.54         $49,752.57
Interest Paid                                    $1,385,505.11       $1,335,752.54         $49,752.57
Principal Due                                    $9,983,832.04       $9,634,397.92        $349,434.12
Principal Paid                                   $9,983,832.04       $9,634,397.92        $349,434.12

Ending Balance                                 $269,652,556.73     $260,214,600.15      $9,437,956.58
Note / Certificate Pool Factor                                              0.5384             0.5384
   (Ending Balance / Original Pool Amount)
Total Distributions                             $11,369,337.15      $10,970,150.46        $399,186.69

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $1,167,422.33
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $15,913,517.21
(Release) / Draw                                ($1,756,757.98)
Ending Reserve Acct Balance                     $14,156,759.23

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                    4                      3                     2                   1
                                  May-99               Jun-99                 Jul-99                Aug-99              Sep-99
Beginning Pool Balance       $335,891,805.57     $315,427,555.68         $303,217,968.07       $292,641,114.30     $279,636,388.77

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $943,455.18         $624,948.81           $1,173,801.86           $488,305.19         $416,686.00
    Recoveries                   $435,207.30         $666,796.29             $435,605.66         $1,238,162.09       $1,010,509.68

Total Charged Off (Months 5, 4, 3)                 $2,742,205.85
Total Recoveries (Months 3, 2, 1)                  $2,684,277.43
Net Loss / (Recoveries) for 3 Mos                     $57,928.42(a)

Total Balance (Months 5, 4, 3)                   $954,537,329.32(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.07282%

Trigger:  Is Ratio > 1.5%                                     No
                                                                              Jul-99                Aug-99              Sep-99

B)   Delinquency Trigger:                                                  $3,306,865.01         $2,585,697.88       $2,968,199.24
     Balance delinquency 60+ days                                               1.09059%              0.88357%            1.06145%
     As % of Beginning Pool Balance                                             0.97921%              0.99842%            1.01187%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       2.82647%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer